SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                       July 14, 1995 (July 11, 1995)
              ________________________________________________
              Date of report (Date of earliest event reported)

                             Hexcel Corporation
           ______________________________________________________
             (Exact Name of Registrant as Specified in Charter)

        Delaware               1-8472                 94-1109521
     ______________     _____________________      __________________
     (State of          (Commission File No.)      (IRS Employer
     Incorporation)                                Identification No.)

                      5794 West Las Positas Boulevard
                     Pleasanton, California  94588-8781
        ____________________________________________________________
           (Address of Principal Executive Offices and Zip Code)

                               (510) 847-9500
            ____________________________________________________
            (Registrant's telephone number, including area code)

                                    N/A
       _____________________________________________________________
       (Former Name or Former Address, if Changed Since Last Report)


          Item 5.   Other Events.

                    On July 11, 1995, Hexcel Corporation, a Dela-ware corporation ("Hexcel"), entered into a non-binding
          Letter of Intent (the "Letter of Intent") with Ciba-Geigy Limited, a corporation organized under the laws of Swit-zerland ("Ciba"). Pursuant to the terms of the Letter of Intent, Hexcel proposes to acquire Ciba's global compos-ites, honeycomb, structures and interiors businesses (including Ciba's Heath Tecna business unit)(collectively, the "Business") in exchange for (i) a number of newly issued shares of the common stock, par value $.01 per share, of Hexcel
          ("Hexcel Common Stock"), such that Ciba's percentage ownership of the outstanding Hexcel Common Stock will be approximately 49.9% after giving effect to the transac-tion and (ii) additional consideration consisting of cash and other Hexcel securities to compensate for debt and certain non-operating accrued liabilities reflected on Hexcel's balance sheet in excess of such amounts on the balance sheet of the Business. The total value of such additional consideration is presently estimated to be approximately $80 million, but is subject to adjustment based on due diligence, pre-closing changes in funded debt and/or certain accrued liabilities and certain other matters set forth in the Letter of Intent. In addition, the Letter of Intent contemplates certain standstill and governance provisions relating to Ciba's ownership of Hexcel Common Stock.

                    The transaction with Ciba is subject to signif-icant conditions, including, among others, (i) the nego-tiation and execution of definitive agreements; (ii) Hart-Scott-Rodino, European antitrust, security clearance and other material governmental, regulatory and/or third party approvals; (iii) approval by Hexcel's stockholders; and (iv) Hexcel's receipt of adequate high yield debt and/or bank financing on commercially reasonable terms.

                    There can be no assurance that Hexcel and Ciba will enter into definitive agreements with respect to the proposed acquisition or, if definitive agreements are entered into, that the transactions contemplated thereby will be consummated.

                    Hexcel and Ciba have agreed that, until August 14, 1995, neither party will, directly or indirectly, solicit, initiate or encourage (including by way of furnishing non-public information) the submission of, or discuss, negotiate or accept any proposal or offer from or enter into any agreement with any person other than Hexcel or Ciba, as the case may be, relating to any merger, consolidation, business combination, acquisition or disposition of material assets/securities or other transaction inconsistent with the proposed acquisition (including the acquisition of any company in a similar business), involving Hexcel or the Business, as the case may be.

                    A copy of the Letter of Intent is filed as
          Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of a press release announcing the execution of the Letter of Intent is filed as Exhibit 99.2 to this Current Report on Form 8-K.

          Item 7.   Financial Statements, Pro Forma
                    Financial Information and Exhibits.

               (c)  Exhibits

          Exhibit No.                        Description

            99.1                        Letter of Intent, dated
                                        July 11, 1995, between
                                        Hexcel and Ciba

            99.2                        Press Release


          SIGNATURES

                Pursuant to the requirements of the Securities
          Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Dated:  July 14, 1995

                                 HEXCEL CORPORATION

                                 By: /s/ JOHN J. LEE
                                    Name: John J. Lee
                                    Title: Chief Executive Officer